SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                                May 22, 1995
               Date of Report (Date of earliest event reported)

                       CAMBRIDGE BIOTECH CORPORATION
             (Exact name of registrant as specified in charter)

   Delaware                 0-12081               04-2726626
(State or other        (Commission File         (IRS Employer
jurisdiction of             Number)           (Identification Number)
incorporation)

              365 Plantation Street, Biotechnology Research Park
                      Worcester, Massachusetts 01605
             (Address of principal executive offices and zip code)

                              (508) 797-5777
              (Registrant's telephone number, including area code)

                             Not applicable
        (Former name or former address, if changed since last report)

Item 5.  Other Events.

     Attached hereto as Exhibit A is a copy of the Registrant's monthly operating report dated May 16, 1995 (the "Monthly Operating Report"), to the United States Bankruptcy Court Trustee for the District of Massachusetts, Western Division, relating to the Registrant's petition under Chapter 11 of the United States Bankruptcy Code, Case No. 94-43054-JFQ.

     The Monthly Operating Report has not been audited by the Registrant's independent, certified public accountants, nor does the Monthly Operating Report contain complete consolidated information relating to the Company's subsidiaries and affiliates or adjustments which may be required as a result of an independent audit of the Registrant's financial statements, including adjustments relating to the special investigation described in the Company's reports on Form 8-K filed with the Securities and Exchange Commission on April 6, 1994 and May 13, 1994, respectively.

Item 7.  Exhibits.

     The Registrant's Monthly Operating Report dated May 16, 1995 filed with the United States Bankruptcy Court Trustee for the District of Massachusetts, Western Division, Case No. 94-43054-JFQ.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.


                                CAMBRIDGE BIOTECH CORPORATION



Dated:  May 22, 1995            By: \s\ Alison Taunton-Rigby
                                        Alison Taunton-Rigby, President